Exhibit 99.1
IBM RELEASES SECOND-QUARTER RESULTS
Results led by Software and Infrastructure revenue growth; Strong margin expansion; Raises outlook for profit and free cash flow

ARMONK, N.Y., July 23, 2025 . . . IBM (NYSE: IBM) today announced second-quarter 2025 earnings results.
“We once again exceeded expectations for revenue, profit and free cash flow in the quarter. IBM remains highly differentiated in the market because of our deep innovation and domain expertise, both crucial in helping clients deploy and scale AI. Our generative AI book of business continues to accelerate and now stands at more than $7.5 billion," said Arvind Krishna, IBM chairman, president and chief executive officer. "With our strong first-half performance, we are raising our full-year outlook for free cash flow, which we expect to exceed $13.5 billion.”
Second-Quarter Highlights
•Revenue
–Revenue of $17.0 billion, up 8 percent, up 5 percent at constant currency
–Software revenue up 10 percent, up 8 percent at constant currency
–Consulting revenue up 3 percent, flat at constant currency
–Infrastructure revenue up 14 percent, up 11 percent at constant currency
•Profit
–Gross Profit Margin: GAAP: 58.8 percent, up 200 basis points; Operating (Non-GAAP): 60.1 percent, up 230 basis points
–Pre-Tax Income Margin: GAAP: 15.3 percent, up 120 basis points; Operating (Non-GAAP): 18.8 percent, up 110 basis points
•Cash Flow
–Year to date, net cash from operating activities of $6.1 billion; free cash flow of $4.8 billion

	SECOND-QUARTER 2025 INCOME STATEMENT SUMMARY
	Revenue		Gross Profit	Gross Profit Margin		Pre-tax Income	Pre-tax Income Margin		Net Income	Diluted Earnings Per Share
GAAP from Continuing Operations	$17.0B		$10.0B	58.8%		$2.6B	15.3%		$2.2B	$2.31
Year/Year	8	%(1)	11%	2.0	Pts	17%	1.2	Pts	20%	18%
Operating (Non-GAAP)			$10.2B	60.1%		$3.2B	18.8%		$2.7B	$2.80
Year/Year			12%	2.3	Pts	15%	1.1	Pts	17%	15%
(1) 5% at constant currency.

“The innovation we are bringing to market across the portfolio continues to resonate with clients as they scale their AI adoption and investments. As a result, revenue growth, portfolio mix and ongoing productivity initiatives drove significant margin expansion and double-digit profit growth," said James Kavanaugh, IBM senior vice president and chief financial officer. "This combination delivered solid free cash flow, fueling our ability to invest in the business and return value to shareholders through dividends.”

Segment Results for Second Quarter
•Software — revenues of $7.4 billion, up 10 percent, up 8 percent at constant currency:
–Hybrid Cloud (Red Hat) up 16 percent, up 14 percent at constant currency
–Automation up 16 percent, up 14 percent at constant currency
–Data up 9 percent, up 7 percent at constant currency
–Transaction Processing up 1 percent, down 2 percent at constant currency

•Consulting — revenues of $5.3 billion, up 3 percent, flat at constant currency:
–Strategy and Technology up 1 percent, down 2 percent at constant currency
–Intelligent Operations up 5 percent, up 2 percent at constant currency

•Infrastructure — revenues of $4.1 billion, up 14 percent, up 11 percent at constant currency:
–Hybrid Infrastructure up 21 percent, up 19 percent at constant currency
•IBM Z up 70 percent, up 67 percent at constant currency
•Distributed Infrastructure down 15 percent, down 17 percent at constant currency
–Infrastructure Support down 1 percent, down 3 percent at constant currency

•Financing — revenues of $0.2 billion, down 2 percent, down 3 percent at constant currency
Cash Flow and Balance Sheet
In the second quarter, the company generated net cash from operating activities of $1.7 billion, down $0.4 billion year to year. IBM’s free cash flow was $2.8 billion, up $0.2 billion year to year. The company returned $1.6 billion to shareholders in dividends in the second quarter.
For the first six months of the year, the company generated net cash from operating activities of $6.1 billion, down $0.2 billion year to year. IBM's free cash flow was $4.8 billion, up $0.3 billion year to year.
IBM ended the second quarter with $15.5 billion of cash, restricted cash and marketable securities, up $0.7 billion from year-end 2024. Debt, including IBM Financing debt of $11.7 billion, totaled $64.2 billion, up $9.2 billion year to date.
Full-Year 2025 Expectations
•Revenue: The company continues to expect constant currency revenue growth of at least 5 percent. At current foreign exchange rates, currency is expected to be about a one-and-a-half-point tailwind to growth for the year.
•Free cash flow: The company now expects more than $13.5 billion in free cash flow for the full year.
Dividend Declaration
On July 23, 2025, the IBM board of directors approved a regular quarterly cash dividend of $1.68 per common share, to stockholders of record on August 8, 2025. With payment of the September 10, 2025 dividend, IBM will have paid consecutive quarterly dividends every year since 1916.
Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including, but not limited to, the following: a downturn in economic environment and client spending budgets; a failure of the company’s innovation initiatives; damage to the company’s reputation; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; the company’s ability to successfully manage acquisitions, alliances and divestitures, including integration challenges, failure to achieve objectives, the assumption or retention of liabilities and higher debt levels; fluctuations in financial results; impact of local legal, economic, political, health and other conditions; the company’s failure to meet growth and productivity objectives; ineffective internal controls; the company’s use of accounting estimates; impairment of the company’s goodwill or amortizable intangible assets; the company’s ability to attract and retain key employees and its reliance on critical skills; impacts of relationships with critical suppliers; product and service quality issues; the development and use of AI and generative AI, including the company's increased offerings and use of AI-based technologies; impacts of business with government clients; reliance on third party distribution channels and ecosystems; cybersecurity, privacy, and AI considerations; adverse effects related to climate change and other environmental matters; tax matters; legal proceedings and investigatory risks; the company’s pension plans; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Qs, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission or in materials incorporated therein by reference.
Any forward-looking statement in this release speaks only as of the date on which it is made. Except as required by law, the company assumes no obligation to update or revise any forward-looking statements.
Presentation of Information in this Press Release
For generative AI, book of business includes Software transactional revenue plus new SaaS Annual Contract Value and Consulting signings related to specific offerings. The generative AI book of business is further defined within Exhibit 99.2 in the Form 8-K that includes this press release.
In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information, which management believes provides useful information to investors:
IBM results —
•adjusting for currency (i.e., at constant currency);
•presenting operating (non-GAAP) earnings per share amounts and related income statement items;
•free cash flow;
•net cash from operating activities excluding IBM Financing receivables;
•adjusted EBITDA.
The rationale for management’s use of these non-GAAP measures is included in Exhibit 99.2 in the Form 8-K that includes this press release and is being submitted today to the SEC.
Conference Call and Webcast
IBM’s regular quarterly earnings conference call is scheduled to begin at 5:00 p.m. ET, today. The Webcast may be accessed via a link at https://www.ibm.com/investor/events/earnings-2q25. Presentation charts will be available shortly before the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

Contact:	IBM
Sarah Meron, 347-891-1770
sarah.meron@ibm.com

Tim Davidson, 914-844-7847
tfdavids@us.ibm.com

INTERNATIONAL BUSINESS MACHINES CORPORATION
COMPARATIVE FINANCIAL RESULTS
(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
REVENUE BY SEGMENT
Software	$7,387	$6,739	$13,722	$12,637
Consulting	5,314	5,179	10,382	10,365
Infrastructure	4,142	3,645	7,027	6,721
Financing	166	169	357	362
Other	(31)	38	30	146
TOTAL REVENUE	16,977	15,770	31,519	30,231

GROSS PROFIT	9,977	8,950	18,008	16,692

GROSS PROFIT MARGIN
Software	83.9%	83.6%	83.7%	83.0%
Consulting	27.5%	26.3%	27.4%	25.8%
Infrastructure	61.5%	56.5%	57.9%	55.4%
Financing	45.7%	48.9%	45.8%	48.7%

TOTAL GROSS PROFIT MARGIN	58.8%	56.8%	57.1%	55.2%

EXPENSE AND OTHER INCOME
SG&A	5,027	4,938	9,913	9,912
R&D	2,097	1,840	4,047	3,637
Intellectual property and custom development income	(215)	(241)	(468)	(458)
Other (income) and expense	(39)	(233)	(204)	(550)
Interest expense	510	427	965	859
TOTAL EXPENSE AND OTHER INCOME	7,380	6,730	14,253	13,399

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	2,597	2,219	3,755	3,293
Pre-tax margin	15.3%	14.1%	11.9%	10.9%
Provision for/(Benefit from) income taxes	404	389	507	(112)
Effective tax rate	15.5%	17.5%	13.5%	(3.4)%

INCOME FROM CONTINUING OPERATIONS	$2,193	$1,830	$3,248	$3,405

DISCONTINUED OPERATIONS
Income from discontinued operations, net of taxes	1	4	1	34

NET INCOME	$2,194	$1,834	$3,249	$3,439

EARNINGS PER SHARE OF COMMON STOCK
Assuming Dilution
Continuing Operations	$2.31	$1.96	$3.43	$3.65
Discontinued Operations	$0.00	$0.00	$0.00	$0.04
TOTAL	$2.31	$1.96	$3.43	$3.68

Basic
Continuing Operations	$2.36	$1.99	$3.49	$3.71
Discontinued Operations	$0.00	$0.00	$0.00	$0.04
TOTAL	$2.36	$1.99	$3.50	$3.74

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s)
Assuming Dilution	948.0	934.4	946.7	933.9
Basic	930.8	920.3	929.4	918.7

INTERNATIONAL BUSINESS MACHINES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

(Dollars in Millions)	At June 30, 2025	At December 31, 2024
ASSETS:
Current Assets:
Cash and cash equivalents	$11,943	$13,947
Restricted cash	83	214
Marketable securities	3,504	644
Notes and accounts receivable - trade, net	5,974	6,804
Short-term financing receivables
Held for investment, net	5,586	6,259
Held for sale	746	900
Other accounts receivable, net	1,187	947
Inventories	1,251	1,289
Deferred costs	1,182	959
Prepaid expenses and other current assets	2,796	2,520
Total Current Assets	34,253	34,482

Property, plant and equipment, net	5,943	5,731
Operating right-of-use assets, net	3,315	3,197
Long-term financing receivables, net	6,171	5,353
Prepaid pension assets	7,983	7,492
Deferred costs	795	788
Deferred taxes	8,475	6,978
Goodwill	67,506	60,706
Intangibles, net	12,253	10,660
Investments and sundry assets	1,891	1,787
Total Assets	$148,585	$137,175

LIABILITIES:
Current Liabilities:
Taxes	$1,681	$2,033
Short-term debt	8,945	5,089
Accounts payable	3,974	4,032
Compensation and benefits	3,353	3,605
Deferred income	15,022	13,907
Operating lease liabilities	820	768
Other liabilities	3,932	3,709
Total Current Liabilities	37,726	33,142

Long-term debt	55,219	49,884
Retirement-related obligations	9,882	9,432
Deferred income	3,913	3,622
Operating lease liabilities	2,735	2,655
Other liabilities	11,522	11,048
Total Liabilities	120,998	109,783

EQUITY:
IBM Stockholders’ Equity:
Common stock	62,392	61,380
Retained earnings	151,367	151,163
Treasury stock - at cost	(170,209)	(169,968)
Accumulated other comprehensive income/(loss)	(16,041)	(15,269)
Total IBM Stockholders’ Equity	27,509	27,307

Noncontrolling interests	79	86
Total Equity	27,588	27,393

Total Liabilities and Equity	$148,585	$137,175

INTERNATIONAL BUSINESS MACHINES CORPORATION
CASH FLOW
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in Millions)	2025	2024	2025	2024
Net Income from Operations	$2,194	$1,834	$3,249	$3,439
Depreciation/Amortization of Intangibles (1)	1,265	1,155	2,442	2,287
Stock-based Compensation	441	316	842	636
Operating assets and liabilities/Other, net	(717)	(293)	(1,067)	(1,079)
IBM Financing A/R	(1,480)	(946)	606	951
Net Cash Provided by Operating Activities	$1,701	$2,066	$6,071	$6,234

Capital Expenditures, net of payments & proceeds	(336)	(399)	(657)	(761)
Divestitures, net of cash transferred	-	-	(1)	703
Acquisitions, net of cash acquired	(747)	(153)	(7,845)	(235)
Marketable Securities / Other Investments, net	2,781	2,791	(2,778)	(1,679)
Net Cash Provided by/(Used in) Investing Activities	$1,698	$2,239	$(11,281)	$(1,971)

Debt, net of payments & proceeds	(1,301)	(2,900)	5,791	481
Dividends	(1,563)	(1,537)	(3,112)	(3,058)
Financing - Other	10	(78)	(90)	(61)
Net Cash Provided by/(Used in) Financing Activities	$(2,855)	$(4,515)	$2,589	$(2,638)

Effect of Exchange Rate changes on Cash	320	(76)	487	(236)
Net Change in Cash, Cash Equivalents and Restricted Cash	$865	$(287)	$(2,134)	$1,389

(1) Includes operating lease right-of-use assets amortization.

INTERNATIONAL BUSINESS MACHINES CORPORATION
GAAP NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
(Dollars in Billions)	2025	2024	Yr/Yr	2025	2024	Yr/Yr
Net Income as reported (GAAP)	$2.2	$1.8	$0.4	$3.2	$3.4	$(0.2)
Less: Income from discontinued operations, net of tax	0.0	0.0	0.0	0.0	0.0	0.0
Income from continuing operations	2.2	1.8	0.4	3.2	3.4	(0.2)
Provision for/(Benefit from) income taxes from continuing ops.	0.4	0.4	0.0	0.5	(0.1)	0.6
Pre-tax income from continuing operations (GAAP)	2.6	2.2	0.4	3.8	3.3	0.5
Non-operating adjustments (before tax)
Acquisition-related charges (1)	0.6	0.5	0.1	1.1	1.0	0.2
Non-operating retirement-related costs/(income)	0.0	0.1	(0.1)	0.0	0.2	(0.1)

Operating (non-GAAP) pre-tax income from continuing ops.	3.2	2.8	0.4	4.9	4.4	0.5

Net interest expense	0.3	0.2	0.1	0.6	0.4	0.2
Depreciation/Amortization of non-acquired intangible assets	0.7	0.7	0.0	1.4	1.4	0.0
Stock-based compensation	0.4	0.3	0.1	0.8	0.6	0.2
Workforce rebalancing charges	0.0	0.0	0.0	0.3	0.4	(0.1)
Corporate (gains) and charges (2)	0.0	0.0	0.0	0.0	(0.2)	0.3

Adjusted EBITDA	$4.7	$4.0	$0.6	$8.1	$7.1	$1.0

(1) Primarily consists of amortization of acquired intangible assets.
(2) Corporate (gains) and charges primarily consists of unique corporate actions such as gains on divestitures.

INTERNATIONAL BUSINESS MACHINES CORPORATION
SEGMENT DATA
(Unaudited)

	Three Months Ended June 30, 2025

(Dollars in Millions)	Software	Consulting	Infrastructure	Financing
Revenue	$7,387	$5,314	$4,142	$166
Segment Profit	$2,296	$562	$965	$179
Segment Profit Margin	31.1%	10.6%	23.3%	107.9%
Change YTY Revenue	9.6%	2.6%	13.6%	(1.7)%
Change YTY Revenue - Constant Currency	7.6%	(0.3)%	11.5%	(3.3)%

	Three Months Ended June 30, 2024

(Dollars in Millions)	Software	Consulting	Infrastructure	Financing
Revenue	$6,739	$5,179	$3,645	$169
Segment Profit	$2,113	$463	$654	$77
Segment Profit Margin	31.3%	8.9%	17.9%	45.3%

	Six Months Ended June 30, 2025

(Dollars in Millions)	Software	Consulting	Infrastructure	Financing
Revenue	$13,722	$10,382	$7,027	$357
Segment Profit	$4,143	$1,121	$1,213	$248
Segment Profit Margin	30.2%	10.8%	17.3%	69.3%
Change YTY Revenue	8.6%	0.2%	4.6%	(1.2)%
Change YTY Revenue - Constant Currency	8.3%	(0.4)%	4.3%	(0.3)%

	Six Months Ended June 30, 2024

(Dollars in Millions)	Software	Consulting	Infrastructure	Financing
Revenue	$12,637	$10,365	$6,721	$362
Segment Profit	$3,612	$888	$965	$168
Segment Profit Margin	28.6%	8.6%	14.4%	46.5%

INTERNATIONAL BUSINESS MACHINES CORPORATION
U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION
(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended June 30, 2025
	Continuing Operations
	GAAP	Acquisition- Related Adjustments (1)		Retirement- Related Adjustments (2)		Tax Reform Impacts		Operating (Non-GAAP)
Gross Profit	$9,977	$225		$—		$—		$10,202
Gross Profit Margin	58.8%	1.3	pts	—	pts	—	pts	60.1%
SG&A	$5,027	$(348)		$—		$—		$4,679
Other (Income) & Expense	(39)	(1)		(25)		—		(65)
Total Expense & Other (Income)	7,380	(350)		(25)		—		7,005
Pre-tax Income from Continuing Operations	2,597	575		25		—		3,197
Pre-tax Income Margin from Continuing Operations	15.3%	3.4	pts	0.1	pts	—	pts	18.8%
Provision for/(Benefit from) Income Taxes (3)	$404	$132		$9		$—		$545
Effective Tax Rate	15.5%	1.3	pts	0.2	pts	—	pts	17.0%
Income from Continuing Operations	$2,193	$443		$17		$—		$2,652
Income Margin from Continuing Operations	12.9%	2.6	pts	0.1	pts	—	pts	15.6%
Diluted Earnings Per Share: Continuing Operations	$2.31	$0.47		$0.02		$0.00		$2.80

	Three Months Ended June 30, 2024
	Continuing Operations
	GAAP	Acquisition- Related Adjustments (1)		Retirement- Related Adjustments (2)		Tax Reform Impacts		Operating (Non-GAAP)
Gross Profit	$8,950	$170		$—		$—		$9,120
Gross Profit Margin	56.8%	1.1	pts	—	pts	—	pts	57.8%
SG&A	$4,938	$(286)		$—		$—		$4,651
Other (Income) & Expense	(233)	(18)		(98)		—		(349)
Total Expense & Other (Income)	6,730	(304)		(98)		—		6,328
Pre-tax Income from Continuing Operations	2,219	474		98		—		2,792
Pre-tax Income Margin from Continuing Operations	14.1%	3.0	pts	0.6	pts	—	pts	17.7%
Provision for/(Benefit from) Income Taxes (3)	$389	$113		$26		$(12)		$516
Effective Tax Rate	17.5%	1.1	pts	0.3	pts	(0.4)	pts	18.5%
Income from Continuing Operations	$1,830	$362		$72		$12		$2,275
Income Margin from Continuing Operations	11.6%	2.3	pts	0.5	pts	0.1	pts	14.4%
Diluted Earnings Per Share: Continuing Operations	$1.96	$0.39		$0.08		$0.01		$2.43

(1)Includes amortization of acquired intangible assets, in-process R&D, transaction costs, applicable retention, restructuring and related expenses, tax charges related to acquisition integration and pre-closing charges, such as financing costs. 2024 also includes a loss of $18 million on foreign exchange derivative contracts entered into by the company prior to the acquisition of StreamSets and webMethods from Software AG.
(2)Includes amortization of prior service costs, interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements and pension insolvency costs and other costs.
(3)The tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the GAAP pre-tax income.

INTERNATIONAL BUSINESS MACHINES CORPORATION
U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION
(Unaudited; Dollars in millions except per share amounts)

	Six Months Ended June 30, 2025
	Continuing Operations
	GAAP	Acquisition- Related Adjustments (1)		Retirement- Related Adjustments (2)		Tax Reform Impacts		Operating (Non-GAAP)
Gross Profit	$18,008	$426		$—		$—		$18,434
Gross Profit Margin	57.1%	1.4	pts	—	pts	—	pts	58.5%
SG&A	$9,913	$(701)		$—		$—		$9,212
R&D	4,047	(4)		—		—		4,043
Other (Income) & Expense	(204)	(1)		(48)		—		(253)
Total Expense & Other (Income)	14,253	(706)		(48)		—		13,499
Pre-tax Income from Continuing Operations	3,755	1,132		48		—		4,935
Pre-tax Income Margin from Continuing Operations	11.9%	3.6	pts	0.2	pts	—	pts	15.7%
Provision for/(Benefit from) Income Taxes (3)	$507	$260		$(3)		$2		$766
Effective Tax Rate	13.5%	2.2	pts	(0.2)	pts	0.0	pts	15.5%
Income from Continuing Operations	$3,248	$872		$51		$(2)		$4,169
Income Margin from Continuing Operations	10.3%	2.8	pts	0.2	pts	0.0	pts	13.2%
Diluted Earnings Per Share: Continuing Operations	$3.43	$0.92		$0.05		$0.00		$4.40

	Six Months Ended June 30, 2024
	Continuing Operations
	GAAP	Acquisition- Related Adjustments (1)		Retirement- Related Adjustments (2)		Tax Reform Impacts (4)		Operating (Non-GAAP)
Gross Profit	$16,692	$341		$—		$—		$17,033
Gross Profit Margin	55.2%	1.1	pts	—	pts	—	pts	56.3%
SG&A	$9,912	$(554)		$—		$—		$9,358
Other (Income) & Expense	(550)	(68)		(194)		—		(812)
Total Expense & Other (Income)	13,399	(622)		(194)		—		12,584
Pre-tax Income from Continuing Operations	3,293	963		194		—		4,449
Pre-tax Income Margin from Continuing Operations	10.9%	3.2	pts	0.6	pts	—	pts	14.7%
Provision for/(Benefit from) Income Taxes (3)	$(112)	$255		$31		$436		$610
Effective Tax Rate	(3.4)%	6.5	pts	0.9	pts	9.8	pts	13.7%
Income from Continuing Operations	$3,405	$707		$163		$(436)		$3,839
Income Margin from Continuing Operations	11.3%	2.3	pts	0.5	pts	(1.4)	pts	12.7%
Diluted Earnings Per Share: Continuing Operations	$3.65	$0.76		$0.17		$(0.47)		$4.11

(1)Includes amortization of acquired intangible assets, in process R&D, transaction costs, applicable restructuring and related expenses, tax charges related to acquisition integration and pre-closing charges, such as financing costs. 2024 also includes a loss of $68 million on foreign exchange derivative contracts entered into by the company prior to the acquisition of StreamSets and webMethods from Software AG.
(2)Includes amortization of prior service costs, interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements and pension insolvency costs and other costs.
(3)Tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the GAAP pre-tax income.
(4)2024 includes a benefit from income taxes due to the resolution of certain tax audit matters in the first quarter.

INTERNATIONAL BUSINESS MACHINES CORPORATION
GAAP OPERATING CASH FLOW TO FREE CASH FLOW RECONCILIATION
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in Millions)	2025	2024	2025	2024
Net Cash from Operations per GAAP	$1,701	$2,066	$6,071	$6,234

Less: change in IBM Financing receivables	(1,480)	(946)	606	951

Net cash from operating activities excl. IBM Financing receivables	3,182	3,012	5,465	5,283

Capital Expenditures, net	(336)	(399)	(657)	(761)

Free Cash Flow	$2,845	$2,612	$4,808	$4,522

INTERNATIONAL BUSINESS MACHINES CORPORATION
GAAP OPERATING CASH FLOW TO ADJUSTED EBITDA RECONCILIATION
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in Billions)	2025	2024	2025	2024
Net Cash Provided by Operating Activities	$1.7	$2.1	$6.1	$6.2

Add:
Net interest expense	0.3	0.2	0.6	0.4
Provision for/(Benefit from) income taxes from continuing operations	0.4	0.4	0.5	(0.1)

Less change in:
Financing receivables	(1.5)	(0.9)	0.6	1.0
Other assets and liabilities/other, net (1)	(0.8)	(0.4)	(1.5)	(1.5)

Adjusted EBITDA	$4.7	$4.0	$8.1	$7.1

(1)Other assets and liabilities/other, net mainly consists of Operating assets and liabilities/Other, net in the Cash Flow chart, workforce rebalancing charges, non-operating impacts and corporate (gains) and charges.